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                                                                    EXHIBIT 99.4

                            NEWPARK RESOURCES, INC.

                               OFFER TO EXCHANGE
   UP TO $125,000,000 OF 8 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                       FOR ANY AND ALL OF THE OUTSTANDING
              8 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON MARCH __, 1998 UNLESS EXTENDED

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated February __, 1998 (as the same may be amended from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer by Newpark Resources, Inc. (the "Company") to exchange (the "Exchange Offer") its 8 5/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), for a like principal amount of its 8 5/8% Senior Subordinated Notes due 2007, Series A (the "144A "Notes"). The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer" in the Prospectus.

     The material is being forwarded to you as the beneficial owner of 144A Notes carried by us for your account or benefit, but not registered in your name. An exchange of such 144A Notes only may be made by us as the registered holder and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to exchange any or all of the 144A Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your 144A Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange 144A Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on March __, 1998 (the "Initial Expiration Date"), unless extended. With respect to the Exchange Offer, "Expiration Date" means the Initial Expiration Date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company. Tender of 144A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. So long as we continue to be the registered holder of 144A Notes beneficially owned by you, a withdrawal of tendered 144A Notes only may be made by us in accordance with the procedures set forth in the Prospectus and in Instruction 14 of the Letter of Transmittal.

     Your attention is directed to the following:

          1. The Exchange Offer is for the exchange of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of tendered 144A
     Notes. The Exchange Notes are identical in all material respects to the 144A Notes, except that the issuance of the Exchange Notes has been registered under the Securities Act of 1933, as amended, and therefore the Exchange Notes will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate payable on the 144A Notes under certain circumstances relating to the timing of the Exchange Offer.

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          2.  The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
     New York City time, on March __, 1998, unless extended.

          3.  144A Notes may be tendered only in integral multiples of $1,000.

          4. Any transfer taxes incident to the transfer of Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and in Instruction 7 of the Letter of Transmittal.

     The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of 144A Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish us to exchange any or all of your 144A Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below.

     THIS MATTERS DISCUSSED HEREIN ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY, THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL. REFERENCE SHOULD BE MADE TO THE PROSPECTUS AND THE LETTER OF TRANSMITTAL FOR A MORE COMPLETE DESCRIPTION OF THE MATTERS AND PROCEDURES DISCUSSED HEREIN.

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     THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR
INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE 144A NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT. YOU SHOULD NOT COMPLETE OR SIGN THE LETTER OF TRANSMITTAL UNLESS YOU ARE A REGISTERED HOLDER OF 144A NOTES.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Newpark Resources, Inc.

     This will instruct you to exchange the aggregate principal amount of 144A Notes indicated below (or, if no aggregate principal amount is indicated below, all 144A Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

            Aggregate Principal Amount of 144A Notes to Be Exchanged

                           $________________________

     I (WE) UNDERSTAND THAT IF I (WE) SIGN THIS INSTRUCTION FORM WITHOUT INDICATING AN AGGREGATE PRINCIPAL AMOUNT OF 144A NOTES IN THE SPACE ABOVE, ALL 144A NOTES HELD BY YOU FOR MY (OUR) ACCOUNT WILL BE EXCHANGED.

(PLEASE SIGN HERE)
_____________________________________________________

_____________________________________________________

_____________________________________________________

(PLEASE PRINT NAME(S) AND ADDRESS HERE)
_____________________________________________________

_____________________________________________________

_____________________________________________________

DATED: __________________________________

(AREA CODE AND TELEPHONE NUMBER):__________________________________________

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER):_______________________

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